Exhibit 5.2

Chrysler East Building 666 Third Avenue, 20th floor New York, NY 10017

March 11, 2024

ICZOOM Group Inc.

Room 3801, Building A, Sunhope e·METRO, No. 7018 Cai Tian Road

Futian District, Shenzhen

Guangdong, China, 518000

Ladies and Gentlemen:

We have been engaged as U.S. securities counsel by ICZOOM Group Inc., a Cayman Islands company (the “Company”), in connection with the Registration Statement on Form F-1  (File No. 333-275708) (as amended, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of (i) up to 1,321,585 units (the “Units”), each consisting of (a) one Class A ordinary share of the Company, par value $0.16 per share (each a “Class A Ordinary Share” and collectively, the “Class A Ordinary Shares”), and (b) up to two warrants with each warrant entitling the holder to purchase one Class A Ordinary Share (each an “Investor Warrant” and collectively, the “Investor Warrants”), (ii) up to 2,643,170 Class A Ordinary Shares issuable upon the exercise of the Investor Warrants, (iii) warrants to purchase up to 66,079 Class A Ordinary Shares (each a “Placement Agent Warrant” and collectively, the “Placement Agent Warrant”) issuable to FT Global Capital (“FT Global”), and (iv) up to 66,079 Class A Ordinary Shares issuable upon the exercise of the Placement Agent Warrants. The Units are to be sold by the Company pursuant to the form of Placement Agent Agreement by and between the Company and FT Global filed as Exhibit 10.16 to the Registration Statement (the “Placement Agent Agreement”) and the form of Securities Purchase Agreement by and between the Company and the purchasers named therein filed as Exhibit 10.17 to the Registration Statement (the “Securities Purchase Agreement”). The Placement Agent Warrants are to be issued by the Company to FT Global pursuant to the Placement Agent Agreement.

This opinion is being given in accordance with the Legal Matters section of the Registration Statement, as it pertains to matters as to U.S. federal laws and the laws of the State of New York as set forth below. This opinion does not cover the authorization and valid issuance or execution and delivery of the Class A Ordinary Shares included in the Units or issuable upon the exercise of the Investor Warrants or the Placement Agent Warrants under Cayman Islands law, which are the subject of opinion of other counsel. For purposes of rendering this opinion, we have examined: (i) the Registration Statement; (ii) the most recent prospectus included in the Registration Statement on file with the Commission as of the date of this opinion letter; (iii) the Placement Agent Agreement, the form of Placement Agent Warrant filed as Exhibit 4.3 to the Registration Statement, the Securities Purchase Agreement, and the form of Investor Warrant filed as Exhibit 4.4 to the Registration Statement; and (iv) the records of corporate actions of the Company relating to the Registration Statement, the Placement Agent Agreement, the Placement Agent Warrants, the Securities Purchase Agreement and the Investor Warrants and matters in connection therewith. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

For purposes of this opinion letter, we have made the assumptions that are customary in opinion letters of this kind, including without limitation: (i) that each document submitted to or reviewed by us is accurate and complete; (ii) that each such document that is an original is authentic and each such document that is a copy conforms to an authentic original; (iii) that all signatures on each such document are genuine; (iv) the legal capacity of all natural persons; (v) that there are no documents or agreements by or among any of the parties thereto, other than those referenced in this opinion letter, that could affect the opinion expressed herein and no undisclosed modifications, waivers or amendments (whether written or oral) to any of the documents reviewed by us in connection with this opinion letter; and (vi) that all parties have complied with all state and federal statutes, rules and regulations applicable to them relating to the transactions contemplated by the Placement Agent Agreement, the Securities Purchase Agreement, the Investor Warrants and the Placement Agent Warrants. We have further assumed that the Company does not in the future issue or otherwise make unavailable so many Class A Ordinary Shares that there are insufficient remaining authorized but unissued Class A Ordinary Shares for issuance pursuant to exercise of the Investor Warrants and the Placement Agent Warrants. We have also assumed that all of the Class A Ordinary Shares issuable or eligible for issuance pursuant to exercise of the Investor Warrants and the Placement Agent Warrants following the date hereof will be issued for not less than par value. We have not verified any of the foregoing assumptions.

The opinions expressed in this opinion letter are based on the facts in existence and the laws in effect on the date hereof and is limited to (a) the federal laws of the United States of America and (b) the laws of the State of New York that, in either case and based on our experience, are applicable to transactions of the type contemplated by the Placement Agent Agreement, the Securities Purchase Agreement, the Investor Warrants and the Placement Agent Warrants without regard to any agreement or other document referenced in such agreement or document (including agreements or other documents incorporated by reference or attached or annexed thereto), and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Except as expressly set forth in this opinion letter, we are not opining on specialized laws that are not customarily covered in opinion letters of this kind, such as tax, insolvency, antitrust, pension, employee benefit, environmental, intellectual property, banking, consumer lending, insurance, labor, health and safety, anti-money laundering, anti-terrorism and state securities laws, or on the rules of any self-regulatory organization, securities exchange, contract market, clearing organization or other platform, vehicle or market for trading, processing, clearing or reporting transactions. We are not opining on any other law or the law of any other jurisdiction, including any foreign jurisdiction or any county, municipality or other political subdivision or local governmental agency or authority.

Based on the foregoing, and subject to the foregoing and the additional qualifications and other matters set forth below, it is our opinion that when the Registration Statement becomes effective under the Securities Act, that (i) when the Units are duly issued, delivered and paid for, in the manner contemplated by the Registration Statement, the Placement Agent Agreement and the Securities Purchase Agreement, such Units will be legal, valid and binding obligations of the Company; (ii) when the Units are duly issued, delivered and paid for, in the manner contemplated by the Registration Statement, the Placement Agent Agreement and the Securities Purchase Agreement, the Investor Warrants included in the Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (iii) when the Placement Agent Warrants are duly issued, delivered and paid for, in the manner contemplated by the Registration Statement and the Placement Agent Agreement, such Placement Agent Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, orderly liquidation or resolution, fraudulent transfer and conveyance, preference, reorganization, receivership, conservatorship, moratorium, or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law), including but not limited to principles limiting the availability of specific performance and injunctive relief, and concepts of materiality, reasonableness, good faith and fair dealing; (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Registration Statement under the caption “Legal Matters.” In giving our consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ ROBINSON + COLE LLP

ROBINSON + COLE LLP

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